Filed Pursuant to Rule 424(b)(2) Registration No. 333-277211 March 24, 2026 PRICING SUPPLEMENT (To Prospectus dated February 21, 2024, Prospectus Supplement dated February 21, 2024 and ETF Underlying Supplement dated February 21, 2024) PS - 1 HSBC USA Inc. $260,000 Autocallable Contingent Income Barrier Notes Linked to the Least Performing of the SPDR® Gold Trust and the iShares® Silver Trust (the "Reference Asset") ► Monthly Contingent Coupon payments at a rate of approximately 2.1667% (equivalent to 26.00% per annum), payable if the Official Closing Price of each Underlying on the applicable Observation Date is greater than or equal to 70.00% of its Initial Price ► Callable monthly at the principal amount plus the applicable Contingent Coupon on any Call Observation Date on or after June 24, 2026 if the Official Closing Price of each Underlying is at or above its Call Threshold ► If the Notes are not called and the Least Performing Underlying declines by more than 30.00%, there is full exposure to declines in the Least Performing Underlying, and you will lose all or a portion of your principal amount ► Due March 29, 2027, if not called ► All payments on the Notes are subject to the credit risk of HSBC USA Inc. The Autocallable Contingent Income Barrier Notes (each a “Note” and collectively the “Notes”) offered hereunder will not be listed on any securities exchange or automated quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-16 of this document. Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-7 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. The Estimated Initial Value of the Notes on the Trade Date is $979.17 per Note, which is less than the price to public. The market value of the Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page PS-3 and “Risk Factors” beginning on page PS-7 of this document for additional information. Price to Public Underwriting Discount(1) Proceeds to Issuer Per Note $1,000.00 $2.50 $997.50 Total $260,000.00 $650.00 $259,350.00 (1) HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.25% per $1,000 Principal Amount in connection with the distribution of the Notes to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-16 of this document. The Notes: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value

PS - 2 HSBC USA Inc. Autocallable Contingent Income Barrier Notes This document relates to a single offering of Autocallable Contingent Income Barrier Notes. The Notes will have the terms described in this document and the accompanying prospectus, prospectus supplement and ETF Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or ETF Underlying Supplement, the terms described in this document shall control. This document relates to an offering of Notes linked to the performance of the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of the Notes: Issuer: HSBC USA Inc. Principal Amount: $1,000 per Note Reference Asset: The SPDR® Gold Trust (Ticker: GLD) and the iShares® Silver Trust (Ticker: SLV) (each, an “Underlying” and together the “Underlyings”). Trade Date: March 24, 2026 Pricing Date: March 24, 2026 Original Issue Date: March 27, 2026 Final Valuation Date: March 23, 2027, subject to adjustment as described under “Additional Terms of the Notes―Valuation Dates” in the accompanying ETF Underlying Supplement. Maturity Date: March 29, 2027. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes―Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying ETF Underlying Supplement. Call Feature: If the Official Closing Price of each Underlying is at or above its Call Threshold on any Call Observation Date the Notes will be automatically called, and you will receive a cash payment, per $1,000 Principal Amount, equal to the Principal Amount plus the applicable Contingent Coupon on the corresponding Call Payment Date. Call Threshold: With respect to each Underlying, 100.00% of its Initial Value Payment at Maturity: Unless the Notes are automatically called, on the Maturity Date, for each $1,000 Principal Amount, we will pay you the Final Settlement Value. Final Settlement Value: Unless the Notes are automatically called, for each $1,000 Principal Amount, you will receive a cash payment on the Maturity Date, calculated as follows: ◼ If the Reference Return of the Least Performing Underlying is greater than or equal to -30.00%: $1,000 + final Contingent Coupon. ◼ If the Reference Return of the Least Performing Underlying is less than -30.00%: $1,000 + ($1,000 × Reference Return of the Least Performing Underlying). If the Notes are not called and the Final Value of the Least Performing Underlying is less than its Barrier Value, you will lose up to 100% of the Principal Amount. Even with any Contingent Coupons, your return on the Notes may be negative in this case. Least Performing Underlying: The Underlying with the lowest Reference Return. Reference Return: With respect to each Underlying, the quotient, expressed as a percentage, calculated as follows: Final Value – Initial Value Initial Value Observation Dates and Coupon Payment Dates: Observation Dates Coupon Payment Dates April 24, 2026 April 29, 2026 May 26, 2026 May 29, 2026 June 24, 2026 * June 29, 2026 ** July 24, 2026 * July 29, 2026 ** August 26, 2026 * August 31, 2026 ** September 24, 2026 * September 29, 2026 ** October 26, 2026 * October 29, 2026 ** November 24, 2026 * November 30, 2026 ** December 23, 2026 * December 29, 2026 ** January 26, 2027 * January 29, 2027 ** February 24, 2027 * March 1, 2027 ** March 23, 2027 * March 29, 2027 ** (the Final Valuation Date) (the Maturity Date) *These Observation Dates are also Call Observation Dates **These Coupon Payment Dates are also Call Payment Dates

PS - 3 Each subject to postponement as described under “Additional Terms of the Notes—Valuation Dates” and “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying ETF Underlying Supplement. Call Observation Dates: The applicable Observation Dates on or after June 24, 2026, as indicated above. Call Payment Dates: The applicable Coupon Payment Dates on or after June 29, 2026, as indicated above. Contingent Coupon: If the Official Closing Price of each Underlying is greater than or equal to its Coupon Trigger on an Observation Date, you will receive the Contingent Coupon of $21.667 per $1,000 Principal Amount on the applicable Coupon Payment Date. If the Official Closing Price of any Underlying is less than its Coupon Trigger on an Observation Date, the Contingent Coupon applicable to such Observation Date will not be payable to you on the relevant Coupon Payment Date. You may not receive any Contingent Coupon payments over the term of the Notes. Contingent Coupon Rate: 2.1667% per month (equivalent to 26.00% per annum). Initial Value: $404.13 with respect to the GLD and $62.95 with respect to the SLV, each of which was its Official Closing Price on the Pricing Date. Final Value: With respect to each Underlying, its Official Closing Price on the Final Valuation Date. Coupon Trigger: 70.00% of the Initial Value for each Underlying, which is $282.8910 with respect to the GLD and $44.0650 with respect to the SLV. Barrier Value: 70.00% of the Initial Value for each Underlying, which is $282.8910 with respect to the GLD and $44.0650 with respect to the SLV. CUSIP/ISIN: 40447E6Z4 / US40447E6Z43 Form of Notes: Book-Entry Listing: The Notes will not be listed on any securities exchange or quotation system. Estimated Initial Value: The Estimated Initial Value of the Notes is less than the price you pay to purchase the Notes. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market, if any, at any time. See “Risk Factors — The Estimated Initial Value of the Notes, which was determined by us on the Trade Date, is less than the price to public and may differ from the market value of the Notes in the secondary market, if any.”

PS - 4 GENERAL This document relates to an offering of Notes linked to the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of Notes relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any security included in any Underlying or as to the suitability of an investment in the Notes. You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024, and the ETF Underlying Supplement dated February 21, 2024. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or ETF Underlying Supplement, the terms described in this document shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-7 of this document, page S-1 of the prospectus supplement and page S-1 of the ETF Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc. HSBC has filed a registration statement (including a prospectus, prospectus supplement and ETF Underlying Supplement) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus, prospectus supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and ETF Underlying Supplement if you request them by calling (212) 525 8010. You may also obtain: The ETF Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025949/tm244959d4_424b2.htm The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

PS - 5 PAYMENT ON THE NOTES Call Feature If the Official Closing Price of each Underlying is at or above its Call Threshold on any Call Observation Date the Notes will be automatically called, and you will receive a cash payment, per $1,000 Principal Amount, equal to the Principal Amount plus the applicable Contingent Coupon on the corresponding Call Payment Date. Contingent Coupon We will pay a monthly Contingent Coupon on a Coupon Payment Date if the Official Closing Price of each Underlying on the applicable Observation Date is greater than or equal to its Coupon Trigger. Otherwise, no coupon will be paid on such Coupon Payment Date. For information regarding the record dates applicable to the Contingent Coupons payable on the Notes, please see the section entitled “Description of Notes—Interest and Principal Payments—Recipients of Interest Payments” beginning on page S-17 in the accompanying prospectus supplement. The Contingent Coupon Rate is 26.00% per annum (or $21.667 per $1,000 Principal Amount per month, if payable). Payment at Maturity Unless the Notes are automatically called, on the Maturity Date and for each $1,000 Principal Amount, you will receive a cash payment equal to the Final Settlement Value determined as follows: ◼ If the Reference Return of the Least Performing Underlying is greater than or equal to -30.00%: $1,000 + final Contingent Coupon ◼ If the Reference Return of the Least Performing Underlying is less than -30.00%: $1,000 + ($1,000 × Reference Return of the Least Performing Underlying). If the Notes are not automatically called and the Final Value of the Least Performing Underlying is less than its Barrier Value, you will not receive the final Contingent Coupon, and will lose up to 100% of the Principal Amount. Even with any Contingent Coupons received prior to maturity, your return on the Notes may be negative in this case. Calculation Agent We or one of our affiliates will act as calculation agent with respect to the Notes.

PS - 6 INVESTOR SUITABILITY The Notes may be suitable for you if: The Notes may not be suitable for you if: You believe that the Official Closing Price of each Underlying will be at or above its Coupon Trigger on most or all of the Observation Dates, and the Final Value of the Least Performing Underlying will be at or above its Barrier Value. You seek a monthly Contingent Coupon, based on the performance of the Underlyings, that will be paid at the Contingent Coupon Rate of 26.00% per annum if the Official Closing Price of each Underlying is greater than or equal to its Coupon Trigger on the applicable Observation Date. You are willing to invest in the Notes based on the fact that your maximum potential return is limited to any Contingent Coupons payable on the Notes. You do not seek an investment that provides an opportunity to participate in the appreciation of the Underlyings. You are willing to make an investment that is exposed to the potential downside performance of the Least Performing Underlying on a 1-to-1 basis if the Notes are not called and the Reference Return of the Least Performing Underlying is less than -30.00%. You are willing to lose up to 100% of the Principal Amount. You are willing to hold the Notes, which will be automatically called on any Call Observation Date on which the Official Closing Price of each Underlying is at or above its Call Threshold, or you are otherwise willing to hold the Notes to maturity. You are willing to forgo guaranteed interest payments on the Notes, and the dividends or other distributions paid to holders of the Underlyings. You do not seek an investment for which there will be an active secondary market. You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating. You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes. You believe that the Official Closing Price of at least one Underlying will be below its Coupon Trigger on most or all of the Observation Dates, including the Final Valuation Date, and the Final Value of the Least Performing Underlying will be below its Barrier Value. You believe that the Contingent Coupon, if any, will not provide you with your desired return. You are unwilling to invest in the Notes based on the fact that your maximum potential return is limited to any Contingent Coupons payable on the Notes. You seek an investment that provides an opportunity to participate in the appreciation of the Underlyings. You are unwilling to make an investment that is exposed to the potential downside performance of the Least Performing Underlying on a 1-to-1 basis if the Notes are not called and the Reference Return of the Least Performing Underlying is less than -30.00%. You seek an investment that provides full return of principal at maturity. You are unable or unwilling to hold Notes that will be automatically called on any Call Observation Date on which the Official Closing Price of each Underlying is at or above its Call Threshold, or you are otherwise unable or unwilling to hold the Notes to maturity. You prefer to receive guaranteed interest payments on the Notes, or the dividends or other distributions paid to holders of the Underlyings. You seek an investment for which there will be an active secondary market. You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating. You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

PS - 7 RISK FACTORS We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this document and the accompanying prospectus, prospectus supplement and ETF Underlying Supplement. In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and ETF Underlying Supplement including the explanation of risks relating to the Notes described in the following sections: “—Risks Relating to All Note Issuances” in the prospectus supplement; and “—General Risks Related to Index Funds” in the ETF Underlying Supplement. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Risks Relating to the Structure or Features of the Notes Your return on the Notes is limited to the Principal Amount plus the Contingent Coupons, if any, regardless of any appreciation in the value of any Underlying. For each $1,000 Principal Amount, you will receive $1,000 at maturity plus the final Contingent Coupon if the Final Value of the Least Performing Underlying is equal to or greater than its Coupon Trigger, regardless of any appreciation in the value of any Underlying, which may be significant. The Notes may be called prior to the Maturity Date. If the Notes are called early, the holding period over which you may receive coupon payments could be as little as approximately 3 months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date. If the Notes are not called, your return will be based on the Reference Return of the Least Performing Underlying. If the Notes are not called, your return will be based on the Reference Return of the Least Performing Underlying without regard to the performance of any other Underlying. As a result, you could lose all or some of your initial investment if the Final Value of the Least Performing Underlying is less than its Barrier Value, even if there is an increase in the value of any other Underlying. This could be the case even if any other Underlying increased by an amount greater than the decrease in the Least Performing Underlying. Higher Contingent Coupon Rates or lower Barrier Values are generally associated with Underlyings with greater expected volatility and therefore can indicate a greater risk of loss. "Volatility" refers to the frequency and magnitude of changes in the value of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the value of that Underlying could close below its Coupon Trigger on an Observation Date or its Barrier Value on the Final Valuation Date, indicating a higher expected risk of non-payment of Contingent Coupons or loss on the Notes. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower Barrier Value, a lower Coupon Trigger or a higher Contingent Coupon Rate) than for similar securities linked to the performance of an Underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon Rate may indicate an increased risk of loss. Further, a relatively lower Barrier Value may not necessarily indicate that the Notes have a greater likelihood of a repayment of principal at maturity. The volatility of an Underlying can change significantly over the term of the Notes. The value of an Underlying for your Notes could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Least Performing Underlying and the potential to lose some or all of your principal at maturity not receive any Contingent Coupons. The Notes do not guarantee any return of principal and you may lose all of your Principal Amount. The Notes do not guarantee any return of principal. The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Notes are not called and the Final Value of the Least Performing Underlying is less than its Barrier Value. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount and you will lose 1% for each 1% that the Reference Return of the Least Performing Underlying is less than 0.00%. You may lose up to 100% of your investment at maturity. Even with any Contingent Coupons received prior to maturity, your return on the Notes may be negative in this case.

PS - 8 The amount payable on the Notes is not linked to the values of the Underlyings at any time other than the Observation Dates, including the Final Valuation Date. The payments on the Notes will be based on the Official Closing Prices of the Underlyings on the Observation Dates, including the Final Valuation Date, subject to postponement for non-trading days and certain Market Disruption Events. Even if the value of each Underlying is greater than or equal to its Coupon Trigger during the term of the Notes other than on an Observation Date but then decreases on an Observation Date to a value that is less than its Coupon Trigger, the Contingent Coupon will not be payable for the relevant monthly period. Similarly, if the Notes are not called, even if the value of the Least Performing Underlying is greater than or equal to its Barrier Value during the term of the Notes other than on the Final Valuation Date but then decreases on the Final Valuation Date to a value that is less than its Barrier Value, the Payment at Maturity will be less, possibly significantly less, than it would have been had the Payment at Maturity been linked to the value of the Least Performing Underlying prior to such decrease. Although the actual values of the Underlyings on the Maturity Date or at other times during the term of the Notes may be higher than their respective values on the Observation Dates, whether each Contingent Coupon will be payable and the Payment at Maturity will be based solely on the Official Closing Prices of the Underlyings on the applicable Observation Dates. Because the Notes are linked to the performance of the Least Performing Underlying, you are exposed to greater risks of receiving no Contingent Coupons and sustaining a significant loss on your investment than if the Notes were linked to just one Underlying. The risk that you will not receive any Contingent Coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the Notes as opposed to substantially similar securities that are linked to the performance of just one Underlying. With multiple Underlyings, it is more likely that one of the Underlyings will close below its respective Coupon Trigger on any Observation Date (including the Final Valuation Date) and below its respective Barrier Value on the Final Valuation Date, than if the Notes were linked to only one Underlying. Therefore, it is more likely that you will not receive any Contingent Coupons, and that you will suffer a significant loss on your investment. In addition, because each Underlying must close above its Call Threshold on a Call Observation Date in order for the Notes to be called, the Notes are less likely to be called than if the Notes were linked to just one Underlying. You may not receive any Contingent Coupons. We will not necessarily make periodic coupon payments on the Notes. If the Official Closing Price of any Underlying on an Observation Date is less than its Coupon Trigger, we will not pay you the Contingent Coupon applicable to that Observation Date. If on each of the Observation Dates, the Official Closing Price of any Underlying is less than its Coupon Trigger, we will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, the Notes. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on the Notes. Since the Notes are linked to the performance of more than one Underlying, you will be fully exposed to the risk of fluctuations in the value of each Underlying. Since the Notes are linked to the performance of more than one Underlying, the Notes will be linked to the individual performance of each Underlying. Because the Notes are not linked to a weighted basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the values of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a weighted basket, the return would depend on the weighted aggregate performance of the basket components reflected as the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, as scaled by the weightings of such basket components. However, in the case of these Notes, the individual performance of each of the Underlyings would not be combined to calculate your return and the depreciation of either of the Underlyings would not be mitigated by the appreciation of the other Underlying. Instead, your return would depend on the Least Performing Underlying. Risks Relating to the Reference Asset Neither the SPDR® Gold Trust or the iShares® Silver Trust is an investment company or a commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act, as amended. Neither the SPDR® Gold Trust or the iShares® Silver Trust is registered as an investment company for purposes of U.S. federal securities laws, and are not subject to regulation by the SEC as an investment company. Similarly, the SPDR® Gold Trust and the iShares® Silver Trust do not hold or trade in commodity futures contracts or any other instruments regulated by the U.S. Commodity Exchange Act (the “CEA”), as administered by the U.S. Commodity Futures Trading Commission (the “CFTC”), are not commodity pools for purposes of the CEA, and neither the sponsors nor the trustees of the SPDR® Gold Trust or the iShares® Silver Trust are commodity pool operators with respect to the SPDR® Gold Trust or the iShares® Silver Trust. Consequently, investors in the SPDR® Gold Trust or the iShares® Silver Trust or investments linked to the SPDR® Gold Trust or the iShares® Silver Trust will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools or any of the disclosures required to published by registered commodity pool operators.

PS - 9 Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. Similarly, the SPDR® Gold Trust is linked exclusively to the price of gold and not to a diverse basket of commodities or a broad-based commodity index. The price of silver or gold may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the notes are linked to the iShares® Silver Trust and the SPDR® Gold Trust, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver or gold may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen. An investment in the notes is subject to risks associated with gold. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The price of gold to which the return on the securities is linked is the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time. Specific factors affecting the price of gold include economic factors, such as, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (as the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events, as well as wars and political and civil upheavals. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold-producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold markets. It is not possible to predict the aggregate effect of any or all of these factors. The price of gold may be, and has recently been, extremely volatile, and we can give you no assurance that such volatility will lessen. An investment in the notes is subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors. An investment in the notes is subject to risks associated with commodities trading on the London Bullion Market Association. The investment objective of the SPDR® Gold Trust seeks to reflect generally the performance of the price of gold, less the SPDR® Gold Trust’s expenses and the investment objective of the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of gold and silver is determined by the London Bullion Market Association (“LBMA”) or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of gold and silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price or LBMA gold price, which could adversely affect the value of the notes. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices. The SPDR® Gold Trust and the iShares® Silver Trust may not fully correlate with the performance of gold or silver, as applicable, and may underperform an investment linked directly to the price of gold or silver, as applicable. Each of the SPDR® Gold Trust and the iShares® Silver Trust do not fully replicate the performance of its underlying commodity due to fees and expenses and restrictions on access to its underlying commodity due to other circumstances. The SPDR® Gold Trust and the iShares® Silver Trust do not generate any income, and as the SPDR® Gold Trust and the iShares® Silver Trust regularly sells their underlying commodity to pay for ongoing expenses, the amount of underlying commodity represented by each share gradually declines over time.

PS - 10 The SPDR® Gold Trust and the iShares® Silver Trust sell their underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SPDR® Gold Trust or iShares® Silver Trust of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of the SPDR® Gold Trust’s or iShares® Silver Trust’s holdings in its underlying commodity could be lost, damaged or stolen. Access to the applicable underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the SPDR® Gold Trust or iShares® Silver Trust and its underlying commodity. In addition, because the shares of the SPDR® Gold Trust and the iShares® Silver Trust are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share may differ from the net asset value per share. During periods of market volatility, the underlying commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share and the liquidity of the SPDR® Gold Trust or iShares® Silver Trust may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the SPDR® Gold Trust or iShares® Silver Trust. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the SPDR® Gold Trust or iShares® Silver Trust. General Risk Factors The Notes are subject to the credit risk of HSBC USA Inc. The Notes are senior unsecured debt obligations of the Issuer, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes. The Notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payments due on the Notes. The Estimated Initial Value of the Notes, which was determined by us on the Trade Date, is less than the price to public and may differ from the market value of the Notes in the secondary market, if any. The Estimated Initial Value of the Notes was calculated by us on the Trade Date and is less than the price to public. The Estimated Initial Value reflects our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We determined the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time. The price of your Notes in the secondary market, if any, immediately after the Trade Date is expected to be less than the price to public. The price to public takes into account certain costs. These costs include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes, the underwriting discount and the costs associated with structuring and hedging our obligations under the Notes. These costs will be used or retained by us or one of our affiliates, except for underwriting discounts paid to unaffiliated distributors. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the values of the Underlyings and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

PS - 11 If we were to repurchase your Notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the Notes. Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 3 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted. You will not have any ownership interest in an Underlying. As a holder of the Notes, you will not have any ownership interest in an Underlying, such as rights to vote, dividend payments or other distributions. The Notes lack liquidity. The Notes will not be listed on any securities exchange or automated quotation system. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes. Potential conflicts of interest may exist. An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials. HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes. Uncertain tax treatment. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS - 12 ILLUSTRATIVE EXAMPLES The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of any Underlying relative to its Initial Value. We cannot predict the Official Closing Price of an Underlying on any Observation Date, including the Final Valuation Date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Underlyings or the return on the Notes. The table and examples below illustrate how the Contingent Coupon and the Payment at Maturity would be calculated with respect to a $1,000 investment in the Notes, given a range of hypothetical performances of any Underlying. The hypothetical returns on the Notes below are numbers, expressed as percentages, that result from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The numbers appearing in the following table and examples may have been rounded for ease of analysis. The following table and examples assume the following: Principal Amount: $1,000 Hypothetical Initial Value of each Underlying: $100.00 Hypothetical Call Threshold of each Underlying: $100.00, 100.00% of its Hypothetical Initial Value Hypothetical Barrier Value of each Underlying: $70.00 (70.00% of its Hypothetical Initial Value) Hypothetical Coupon Trigger of each Underlying: $70.00 (70.00% of its Hypothetical Initial Value) Contingent Coupon Rate: 26.00% per annum, payable monthly (2.1667% for each month in which it is payable). The hypothetical Initial Value of $100.00 used in the examples below has been chosen for illustrative purposes only and does not represent the actual Initial Value of any Underlying. The actual Initial Value of each Underlying is set forth on page PS-3 of this document. Summary of the Examples Notes Are Called on a Call Observation Date Notes Are Not Called on Any Call Observation Date Example 1 Example 2 Example 3 Initial Value of each Underlying $100.00 $100.00 $100.00 Call Threshold of each Underlying $100.00 $100.00 $100.00 Barrier Value of each Underlying $70.00 $70.00 $70.00 Coupon Trigger of each Underlying $70.00 $70.00 $70.00 Observation Dates Official Closing Price / Percentage Change of the Least Performing Underlying 1 st Observation Date to 2nd Observation Date $73.50 / -26.50% Contingent Coupons: 2 x $21.667 = $43.334 $74.90 / -25.10% Contingent Coupons: 2 x $21.667 = $43.334 $70.00 / -30.00% Contingent Coupons: 2 x $21.667 = $43.334 3 rd Observation Date (1st Call Observation Date) $120.00 / 20.00% Contingent Coupons: 1 x $21.667 = $21.667 $74.08 / -25.92% Contingent Coupons: 1 x $21.667 = $21.667 $65.33 / -34.67% Contingent Coupons: $0 4 th Observation Date to the 11th Observation Date (including 2nd Call Observation Date to 9th Call Observation Date) N/A Official Closing Price is at or above the Coupon Trigger but below the Call Threshold Contingent Coupons: 8 x $21.667 = $173.336 Official Closing Price is below the Coupon Trigger Contingent Coupons: $0 Final Valuation Date N/A $72.45 / -27.55% Contingent Coupon: 1 x $21.667 = $21.667 $58.00 / -42.00% Contingent Coupon: $0 Total Contingent Coupons Prior to Maturity or Call $43.334 $238.337 $43.334 Payment if Notes are Called $1,000 + $21.667 = $1,021.667 N/A N/A Payment at Maturity N/A $1,000 + $21.667 = $1,021.667 $1,000 + ($1,000 x -42.00%) = $580.00 Total payments on the Notes $1,065.001 $1,260.004 $623.334 Return of the Notes 6.5001% 26.0004% -37.6666%

PS - 13 Example 1—The Official Closing Price of each Underlying on the first Call Observation Date is greater than or equal to its Call Threshold and the Notes are called. Underlying Initial Value Official Closing Price GLD $100.00 $125.00 (125.00% of Initial Value) SLV $100.00 $120.00 (120.00% of Initial Value) Payment Upon a Call: $1,021.667 Because the Official Closing Price of each Underlying on the first Call Observation Date is at or above its Call Threshold, the Notes will be called and you will receive $1,021.667 per Note, reflecting the Principal Amount plus the Contingent Coupon. When added to the aggregate Contingent Coupon payments of $43.334 received prior to the first Call Observation Date, we will have paid you a total of $1,065.001 per Note, resulting in a 6.5001% return on the Notes. No extra payment will be made on account of each Underlying closing above its respective Initial Value. Example 2— The Notes are not called, the Final Value of the Least Performing Underlying is greater than or equal to its Barrier Value, and each Underlying closed at or above its Coupon Trigger (but below its Call Threshold) on all Observation Dates prior to maturity. Underlying Initial Value Final Value GLD $100.00 $115.00 (115.00% of Initial Value) SLV $100.00 $72.45 (72.45% of Initial Value) The SLV is the Least Performing Underlying. Reference Return of the Least Performing Underlying: -27.55% Payment at Maturity: $1,021.667 Because the Final Value of the Least Performing Underlying is greater than or equal to its Coupon Trigger, you will receive $1,021.667 per Note, reflecting the Principal Amount plus the final Contingent Coupon, calculated as follows: Final Settlement Value = $1,000 + $21.667 = $1,021.667 When added to the aggregate Contingent Coupon payments of $238.337 received in respect of all previous Observation Dates, we will have paid you a total of $1,260.004 per Note, resulting in a 26.0004% return on the Notes.

PS - 14 Example 3—The Notes are not called, the Final Value of the Least Performing Underlying is less than its Barrier Value, and each Underlying closed at or above its Coupon Trigger on all Observation Dates prior to the first Call Observation Date and below its Coupon Trigger on all other Observation Dates prior to maturity. Underlying Initial Value Final Value GLD $100.00 $105.00 (105.00% of Initial Value) SLV $100.00 $58.00 (58.00% of Initial Value) The SLV is the Least Performing Underlying. Reference Return of the Least Performing Underlying: -42.00% Payment at Maturity: $580.00 Because the Final Value of the Least Performing Underlying is less than its Barrier Value, you will receive $580.00 per Note, calculated as follows: Final Settlement Value = $1,000 + ($1,000 x -42.00%) = $580.00 When added to the aggregate Contingent Coupon payments of $43.334 received prior to the first Call Observation Date, we will pay you a total of $623.334 per Note, resulting in a -37.6666% return on the Notes. If the Notes are not called and the Final Value of the Least Performing Underlying is less than its Barrier Value, you will be exposed to any decrease in the value of the Least Performing Underlying on a 1:1 basis and could lose up to 100% of your principal at maturity.

PS - 15 DESCRIPTION OF THE REFERENCE ASSET Description of the GLD The SPDR® Gold Trust is an investment trust sponsored by World Gold Trust Services, LLC (the “Sponsor”). The Bank of New York Mellon is the trustee of the SPDR® Gold Trust (the “Trustee”), and HSBC Bank plc and JPMorgan Chase Bank N.A are the custodians of the SPDR® Gold Trust (the “Custodians”). The SPDR® Gold Trust trades on NYSE Arca, Inc. under the ticker symbol “GLD.” Information about the SPDR® Gold Trust filed with the SEC can be found by reference to its SEC file numbers: 333-267520 and 001- 32356 or its CIK Code: 0001222333. The SPDR® Gold Trust seeks to reflect generally the performance of the price of gold before the payment of SPDR® Gold Trust’s expenses and liabilities. The assets of the SPDR® Gold Trust consist primarily of gold held by the Custodians on behalf of the SPDR® Gold Trust. The SPDR® Gold Trust issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the SPDR® Gold Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in gold. The SPDR® Gold Trust is not actively managed. The SPDR® Gold Trust does not engage in any activity designed to derive a profit from changes in the price of gold. The SPDR® Gold Trust’s only ordinary recurring expense is expected to be the Sponsor’s fee, which accrues daily at an annualized rate equal to 0.40% of the daily net asset value of the SPDR® Gold Trust. The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may in its discretion, sell gold in such quantity and at such times as may be necessary to permit payment of the Sponsor’s fee and of SPDR® Gold Trust expenses or liabilities not assumed by the Sponsor. As a result of the recurring sales of gold necessary to pay the Sponsor’s fee and the SPDR® Gold Trust expenses or liabilities not assumed by the Sponsor, the amount of gold per share of the SPDR® Gold Trust will decrease over time. Historical Performance of the GLD The following graph sets forth the historical performance of the GLD based on the daily historical closing values from March 24, 2016 through March 24, 2026. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical values of the GLD should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the GLD on any Observation Date, including the Final Valuation Date. Description of the SLV The iShares® Silver Trust is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC (the “Sponsor”), which is an indirect subsidiary of BlackRock, Inc. The Bank of New York Mellon is the trustee of the iShares® Silver Trust (the “Trustee”), and JPMorgan Chase Bank N.A., London branch, is the custodian of the iShares® Silver Trust (the “Custodian”). The iShares® Silver Trust trades on NYSE Arca, Inc. under the ticker symbol “SLV.” Information about the iShares® Silver Trust filed with the SEC can be found by reference to its SEC file numbers: 333-262440 and 001-32863 or its CIK Code: 0001330568. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver before the payment of iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consist primarily of silver held by the Custodian on behalf of the iShares® Silver Trust. The iShares® Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the iShares® Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver. The iShares® Silver Trust is not actively managed. The iShares® Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The iShares® Silver Trust’s only ordinary recurring expense is expected to be the Sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the iShares® Silver Trust and is payable monthly in arrears. The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Sponsor’s fee and of iShares® Silver Trust expenses or

PS - 16 liabilities not assumed by the Sponsor. As a result of the recurring sales of silver necessary to pay the Sponsor’s fee and the iShares® Silver Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the iShares® Silver Trust will decrease over time. Historical Performance of the SLV The following graph sets forth the historical performance of the SLV based on the daily historical closing values from March 24, 2016 through March 24, 2026. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical values of the SLV should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the SLV on any Observation Date, including the Final Valuation Date. EVENTS OF DEFAULT AND ACCELERATION If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated payment due and payable in the same general manner as described in this document except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return of any Underlying, and the accelerated Maturity Date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to any Underlying on that scheduled trading day, then the accelerated Final Valuation Date for that Underlying will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days. For the avoidance of doubt, if no Market Disruption Event exists with respect to an Underlying on the scheduled trading day preceding the date of acceleration, the determination of such Underlying's Reference Return will be made on such date, irrespective of the existence of a Market Disruption Event with respect to any other Underlying occurring on such date. If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus. SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST) We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC at the price to public less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. has offered the Notes at the price to public set forth on the cover page of this document. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.25% per $1,000 Principal Amount in connection with the distribution of the Notes to other registered broker-dealers. An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the Notes. We or one of our affiliates may pay a fee to one or more broker dealers for providing certain services with respect to this offering, which may reduce the economic terms of the notes to you. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice.

PS - 17 Delivery of the Notes will be made against payment for the Notes on the Original Issue Date set forth on the inside cover page of this document, which is more than one business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the prospectus supplement. U.S. FEDERAL INCOME TAX CONSIDERATIONS There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a contingent income-bearing pre-paid executory contract with respect to the Underlyings. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a Note as a contingent income-bearing pre-paid executory contract with respect to the Underlyings. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described herein. For example, the Notes could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement. We will not attempt to ascertain whether any Underlying or any of the entities whose stock is included in an Underlying would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any Underlying or one or more of the entities whose stock is included in an Underlying were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by any Underlying and the entities whose stock is included in an Underlying and consult your tax advisor regarding the possible consequences to you if any Underlying or one or more of the entities whose stock is included in any Underlying is or becomes a PFIC or a USRPHC. U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a Contingent Coupon) and your tax basis in the Note. Any such gain or loss will be long-term capital gain or loss if you have held the Note for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a Note generally will equal your cost of the Note. In addition, the tax treatment of the Contingent Coupons is unclear. Although the tax treatment of the Contingent Coupons is unclear, we intend to treat any Contingent Coupon, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the Contingent Coupons is uncertain, the entire amount of the Contingent Coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Notes. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are

PS - 18 not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer’s determination that the Notes are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an Underlying or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Underlying or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES. VALIDITY OF THE NOTES In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the Notes pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the Notes offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 21, 2024.

TABLE OF CONTENTS Pricing Supplement General PS-4 Payment on the Notes PS-5 Investor Suitability PS-6 Risk Factors PS-7 Illustrative Examples PS-12 Description of the Reference Asset PS-15 Events of Default and Acceleration PS-16 Supplemental Plan of Distribution (Conflicts of Interest) PS-16 U.S. Federal Income Tax Considerations PS-17 Validity of the Notes PS-18 ETF Underlying Supplement Risk Factors S-1 Reference Sponsors and Index Funds S-12 The Consumer Staples Select Sector SPDR® Fund S-13 The Energy Select Sector SPDR® Fund S-15 The Financial Select Sector SPDR® Fund S-17 The Health Care Select Sector SPDR® Fund S-19 The Technology Select Sector SPDR® Fund S-21 The Utilities Select Sector SPDR® Fund S-23 The iShares® China Large-Cap ETF S-25 The iShares® Global Clean Energy ETF S-28 The iShares® Latin America 40 ETF S-31 The iShares® MSCI Brazil ETF S-33 The iShares® MSCI EAFE ETF S-35 The iShares® MSCI Emerging Markets ETF S-40 The iShares® MSCI Mexico ETF S-41 The iShares® Russell 2000 ETF S-44 The iShares® Transportation Average ETF S-47 The iShares® U.S. Real Estate ETF S-49 The Invesco S&P 500® Equal Weight ETF S-51 The Invesco QQQ TrustSM, Series 1 S-58 The SPDR® Dow Jones® Industrial Average ETF Trust S-61 The SPDR® S&P 500® ETF Trust S-63 The SPDR® S&P® Bank ETF S-70 The SPDR® S&P® Regional Banking ETF S-73 The SPDR® S&P Midcap 400® ETF Trust S-74 The SPDR® S&P® Biotech ETF S-81 The SPDR® S&P® Oil & Gas Exploration & Production ETF S-82 The VanEck Vectors® Gold Miners ETF S-83 The Vanguard® FTSE Emerging Markets ETF S-86 The WisdomTree® Japan Hedged Equity Fund S-88 Additional Terms of the Notes S-92 Prospectus Supplement Risk Factors S-1 Pricing Supplement S-12 Description of Notes S-14 Use of Proceeds and Hedging S-58 Certain ERISA and Related Considerations S-59 U.S. Federal Income Tax Considerations S-61 Supplemental Plan of Distribution (Conflicts of Interest) S-87 Prospectus About this Prospectus 1 Risk Factors 2 Where You Can Find More Information 3 Special Note Regarding Forward-Looking Statements 4 HSBC USA Inc. 6 Use of Proceeds 7 Description of Debt Securities 8 Description of Preferred Stock 19 Description of Warrants 24 Description of Purchase Contracts 29 Description of Units 32 Book-Entry Procedures 35 Limitations on Issuances in Bearer Form 39 U.S. Federal Income Tax Considerations Relating to Debt Securities 40 Certain European Union Tax Considerations Relating to Debt Securities 48 Plan of Distribution (Conflicts of Interest) 49 Notice to Canadian Investors 52 Notice to EEA Investors 53 Notice to U.K. Investors 54 U.K. Financial Promotion 54 Certain ERISA and Related Matters 55 Legal Opinions 57 Experts 58 You should only rely on the information contained in this document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates. HSBC USA Inc. $260,000 Autocallable Contingent Income Barrier Notes Linked to the Least Performing of the SPDR® Gold Trust and the iShares® Silver Trust March 24, 2026 Pricing Supplement